Exhibit 99.1

Via Diligent Messenger

November 8, 2024

To:         Jay Mazelsky, President, IDEXX Laboratories

CC:        Sharon Underberg, Secretary to the Board of Directors

RE: Resignation from the IDEXX Board of Directors

Dear Jay,

I am writing to resign from the Board of Directors of IDEXX, Laboratories, Inc. (the “Company”), and its Finance Committee, effective today, November 8, 2024.

My decision is not the result of any disagreement with the Company’s strategy, operations, policies or procedures.

I am grateful for the opportunity to serve as IDEXX’s Chairman, President and CEO from 2002 through 2019, and as a non-employee/independent member of a board for the last five years, in support of IDEXX’s Purpose, “To be a great company that creates exceptional long-term value for our customers, employees, and shareholders by enhancing the health and well-being of pets, people and livestock.”

I wish you and the company the best as you continue to execute on the exceptional growth opportunity in front of IDEXX. If I can be of any further assistance, know that I am available.

Best regards,

/s/ Jonathan W. Ayers